The Agreement between T. Rowe Price Retirement Plan
Services, Inc. and the Taxable Funds, dated January 1, 1997.







          PAGE 1
                                      AGREEMENT

                                       between

                     T. ROWE PRICE RETIREMENT PLAN SERVICES, INC.

                                         and

                     EACH OF THE PARTIES INDICATED ON APPENDIX A
























































          PAGE 2
                                  TABLE OF CONTENTS


                                                                    Page

          Article A Terms of Appointment  . . . . . . . . . . . . .   2

          Article B Duties of RPS   . . . . . . . . . . . . . . . .   2
                    1.    Purchases - Retirement Plans and
                          Retirement Accounts . . . . . . . . . . .   2
                    2.    Retirement Plans - Redemptions to
                          Cover Distributions . . . . . . . . . . .   2
                    3.    Exchanges . . . . . . . . . . . . . . . .   4
                    4.    Books and Records . . . . . . . . . . . .   4
                    5.    Tax Information . . . . . . . . . . . . .   5
                    6.    Other Information to be furnished to
                          the Funds . . . . . . . . . . . . . . . .   5
                    7.    Correspondence  . . . . . . . . . . . . .   5
                    8.    Mailings/Confirmation Statements  . . . .   5
                    9.    Proxies . . . . . . . . . . . . . . . . .   5
                    10.   Form N-SAR  . . . . . . . . . . . . . . .   6
                    11.   Withholding . . . . . . . . . . . . . . .   6

          Article C Fee and Out-of-Pocket Expenses  . . . . . . . .   6
                    1.    Postage . . . . . . . . . . . . . . . . .   6
                    2.    Proxies . . . . . . . . . . . . . . . . .   6
                    3.    Communications  . . . . . . . . . . . . .   6
                    4.    Record Retention  . . . . . . . . . . . .   7
                    5.    Disaster Recovery . . . . . . . . . . . .   7

          Article D Representations and Warranties of RPS   . . . .   7

          Article E Representations and Warranties of the Fund  . .   8

          Article F Standard of Care/Indemnification  . . . . . . .   8

          Article G Dual Interests  . . . . . . . . . . . . . . . .  10

          Article H Documentation   . . . . . . . . . . . . . . . .  10

          Article I Recordkeeping/Confidentiality   . . . . . . . .  12

          Article J Ownership of Software and Related Material  . .  12

          Article K As of Transactions  . . . . . . . . . . . . . .  12
                    1.    Reporting . . . . . . . . . . . . . . . .  13
                    2.    Liability . . . . . . . . . . . . . . . .  13


















          PAGE 3
          Article L Term and Termination of Agreement   . . . . . .  15

          Article M Notice      . . . . . . . . . . . . . . . . . .  16

          Article N Assignment  . . . . . . . . . . . . . . . . . .  16

          Article O Amendment/Interpretive Provisions   . . . . . .  16

          Article P Further Assurances  . . . . . . . . . . . . . .  16

          Article Q Maryland Law to Apply   . . . . . . . . . . . .  17

          Article R Merger of Agreement   . . . . . . . . . . . . .  17

          Article S Counterparts  . . . . . . . . . . . . . . . . .  17

          Article T The Parties   . . . . . . . . . . . . . . . . .  17

          Article U Directors, Trustees and Shareholders and
                    Massachusetts Business Trust  . . . . . . . . .  17

          Article V Captions  . . . . . . . . . . . . . . . . . . .  18

             AGREEMENT, made as of  the first day of January, 1997, by  and between T. ROWE  PRICE RETIREMENT PLAN SERVICES, INC., a Maryland

          corporation having its principal office and place  of business at

          100 East  Pratt Street,  Baltimore, Maryland  21202 ("RPS"),  and

          EACH FUND WHICH IS LISTED ON APPENDIX  A (as such Appendix may be amended from time  to time) and which evidences  its agreement to be bound hereby by executing a copy of  this Agreement (each Fund hereinafter referred to  as "the Fund")  whose definition may  be found in Article T;

             WHEREAS, the Funds are named  investment options under various

          tax-sheltered  plans,  including,  but  not  limited   to,  state

          deferred compensation  plans, 403(b) plans,  and profit  sharing,

          thrift,  and  money  purchase  pension  plans  for  self-employed

          individuals,   professional   partnerships    and   corporations,

          (collectively  referred to as  "Retirement Plans"); and  the Fund has determined that  such investments of Retirement  Plans in the

          Funds are in the best long-term interest of the Funds;

             WHEREAS,  RPS   has  the   capability  of  providing   special

          services, on  behalf of the  Fund, for the  accounts ("Retirement

          Accounts")  of  shareholders  participating  in these  Retirement

          Plans;























             WHEREAS,  RPS  represents  that  it  is  registered  with  the

          Securities  and Exchange  Commission as  a  Transfer Agent  under

          Section 17Aof the Securities Exchange Actof 1934 ("the '34 Act").

             WHEREAS, RPS  may subcontract or  jointly contract  with other parties  on  behalf  of  the  Funds to  perform  certain  of  the functions described herein, RPS may also enter into, on behalf of the  Funds,  certain  banking relationships  to  perform  various banking  services, including, but not limited to, check deposits,

          disbursements, automatic clearing house transactions ("ACH")  and

          wire transfers.   Subject to guidelines  mutually agreed upon  by

          the Funds and RPS, excess  balances, if any, resulting from these banking relationships will  be invested and the  income therefrom will be used to offset fees  which would otherwise be charged  to the Funds under this Agreement.

             WHEREAS, the Fund  desires to contract with RPS the  foregoing functions  and services described  herein in connection  with the

          Retirement Plans and Retirement Accounts;

             NOW  THEREFORE,  in  consideration  of  the  mutual  covenants herein contained, the parties hereto agree as follows:

          A. Terms of Appointment

             Subject  to  the  terms  and  conditions  set  forth  in  this

          Agreement, the Fund  hereby employs and  appoints RPS to  perform the  services and functions  described herein in  connection with certain Retirement Plan and Retirement Accounts as agreed upon by the parties.

          B. Duties of RPS

             RPS agrees that it will perform the following services:

             1.    Purchases - Retirement Plans and Retirement Accounts

                After  RPS has  received monies  from Retirement  Plans and has  determined the  proper allocation  of such monies  to the

             Retirement   Accounts   of   Retirement   Plan    participants

             ("Participants")   based  upon   instructions  received   from

             Participants,   Retirement  Plans   or  their   designees,  or

             Retirement  Plan  Administrator(s)  ("Administrator(s)"),  RPS

             will, as a responsibility under the Agreement:

                a.    Transmit  by  check  or  wire   the  aggregate  money

                      allocated to each Fund to the Fund's custodian;

                b.    In  the  case  of a  new  Participant,  establish and

                      maintain a Retirement  Account for such  Participant;

                      and

                c.    Compute the  number of shares  of each  Fund to which

                      the Participant is entitled according to the price of

                      such  Fund  shares  as  provided  by  such  Fund  for

                      purchases made at that time and date, and credit each

                      such Account with the number of shares of the Fund so

                      purchased.

             2.    Retirement Plans - Redemptions to Cover Distributions.





















                After RPS has  received instructions from the Administrator regarding distributions  to be made  to Participants  or their designated beneficiaries from Funds designated as investment
             options  under   the  Retirement   Plan,   RPS   will,  as   a

             responsibility under the Agreement:

                a.    Compute the amount due for shares to be redeemed from

                      each  Retirement Account  or  compute  the number  of

                      shares  to  be  redeemed  from each  such  Retirement

                      Account for such  distributions and the  total number

                      of  all  shares  of  each  Fund  to  be  redeemed  in

                      accordance with the price per share  at that time and

                      date of such Fund  as calculated and provided by  the

                      Fund.  After such computation, inform the Fund of the

                      amount  necessary  to  be  redeemed.   Distribute  to

                      Participants  or their  designated  beneficiaries the

                      amount to be disbursed.

                b.    After   RPS  has   received  instructions   from  the

                      Administrator  regarding  disbursements  to  be  made

                      regarding the payment of fees due the  Administrator,

                      or  other  persons including  RPS,  RPS  will,  as  a

                      responsibility under this Agreement:





















                   I.    Compute the  number of shares to be  redeemed from

                         each   Retirement   Account  to   pay   for   such

                         disbursements and  the total number  of all shares

                         to  be redeemed  in accordance with the  price per

                         share  at  that time  and  date, of  such Fund  as

                         calculated and provided by the Fund;

                   ii.   Effect the  necessary redemption  from the  Fund's

                         custodian to cover such disbursements; and

                   iii.  Mail  or wire  to the Administrator or  such other

                         person  as  designated by  the  Administrator  the

                         amount to be disbursed.

                c.    Other Provisions

                   I.    If any instruction tendered by an Administrator to

                         redeem  shares  in  a  Retirement Account  is  not

                         satisfactory to RPS, RPS shall promptly notify the

                         Administrator  of  such  fact  together  with  the

                         reason therefor;

                   ii.   The    authority   of    RPS   to    perform   its

                         responsibilities under Paragraph B(2) with respect

                         to  each Fund  shall be suspended upon  receipt of

                         notification by such Fund of the suspension of the

                         determination of  the Fund's  net asset  value per





















                         share  and  shall  remain  suspended  until proper

                         notification; and

                   iii.  The  Fund   will  promptly   inform  RPS   of  the

                         declaration  of any  dividend  or  distribution on

                         account of the  capital stock of any Fund  so that

                         RPS may  properly credit income  and capital  gain

                         payments to each Retirement Account.

             3.    Exchanges

                Effect exchanges  of shares  of the Funds  upon receipt  of

             appropriate   instructions  from   the  Administrator   and/or

             Participant.

             4.    Books and Records

                RPS  shall maintain  records  showing  for each  Retirement

             Plan or Retirement Account, the following:

                a.    Names, addresses and tax identification numbers, when

                      provided;

                b.    Number of shares held;

                c.    Historical information regarding the  account of each

                      Participant   and/or   Retirement   Plan,   including

                      dividends and distributions invested in shares;

                d.    Pertinent information regarding the establishment and

                      maintenance  of   Retirement  Plans   and  Retirement

                      Accounts  necessary   to  properly   administer  each

                      account.

                e.    Any instructions from  a Participant or Administrator

                      including,  all  forms  furnished  by  the  Fund  and

                      executed by a  Participant with respect  to elections

                      with respect  to payment  options in connection  with

                      the redemption of shares; or distribution  elections,

                      if applicable; and



















                f.    Any  information required in order for RPS to perform

                      the calculations contemplated under this Agreement.

                Any such  records maintained pursuant  to Rule  31a-1 under the  Investment  Company  Act  of 1940  ("the  Act")  will  be

             preserved   for   the   periods   prescribed   in   Rule 31a-2

             thereunder.     Disposition   of  such   records   after  such

             prescribed periods shall be  as mutually agreed upon from time to time by RPS and  the Funds.  The retention of such records,

             which may be inspected by the Fund at reasonable times,  shall

             be  at the expense  of the Funds.   All  records maintained by

             RPS in  connection with  the performance  of its duties  under this Agreement will remain  the property of the Funds and,  in the  event of termination of this Agreement, will be delivered to the  Fund as of  the date  of termination or at  such other time as may be mutually agreed upon.

             5.    Tax Information

                RPS shall  also prepare and  file with  appropriate federal and state  agencies, such information  returns and  reports as required by applicable Federal and  State statutes relating to redemptions effected  in Retirement Accounts which  constitute

             reportable distributions.   RPS will  also prepare  and submit





















             to  Participants, such  reports containing  information  as is required by applicable Federal and State law.

             6.    Other Information to be furnished to the Funds

                RPS will furnish to  the Fund, such information,  including shareholder  lists  and  statistical  information  as  may  be agreed upon from time to time between RPS and the Fund.

             7.    Correspondence

                RPS  will promptly  and  fully  answer correspondence  from

             Administrators and in  some cases,  Participants, relating  to

             Retirement  Accounts,  transfer  agent  procedures,  and  such other  correspondence as  may from  time to  time be  mutually

             agreed upon  with the  Funds.    Unless otherwise  instructed,

             copies  of  all  correspondence will  be  retained  by  RPS in accordance with applicable law.

             8.    Mailings/Confirmation Statements

                RPS will be responsible  for mailing all confirmations  and

             other   enclosures  and   mailings,   as  requested   by   the

             Administrators  and  as  may  be  required  of  the  Funds  by applicable Federal or state law.

             9.    Proxies

                RPS  shall monitor  the  mailing of  proxy cards  and other material  supplied to  it  by  the  Fund  in  connection  with shareholder meetings  of the  Fund  and  shall coordinate  the receipt, examination  and tabulation of  returned proxies  and the certification of the vote to the Fund.

             10.   Form N-SAR

                RPS shall maintain  such records, if any,  as shall  enable the Fund to fulfill the requirements of Form N-SAR.

             11.   Withholding

                The Fund and  RPS shall agree to procedures to  be followed with  respect to  RPS's  responsibilities  in connection  with compliance for federal withholding on Retirement Accounts.

          C. Fees and Out-of-Pocket Expenses

             Each Fund  shall pay to  RPS for its  services hereunder  fees computed as set forth in the Schedule attached hereto.  Except as provided below, RPS will be responsible for all expenses relating to the providing of services.  Each Fund, however, will reimburse

          RPS for the following out-of-pocket expenses and charges incurred in providing services:

             1.    Postage.   The cost  of postage and  freight for mailing

                   materials to  Participants, or  their agents,  including

                   overnight delivery, UPS and other  express mail services

                   and special courier services required to  transport mail

                   between RPS locations and mail processing vendors.

             2.    Proxies.    The cost  to  mail  proxy  cards  and  other

                   material supplied to it by the Fund and costs related to

                   the receipt,  examination  and  tabulation  of  returned

                   proxies and the certification of the vote to the Fund.

             3.    Communications

                a.    Print.    The   printed  forms  used  internally  and

                      externally   for    documentation   and    processing

                      Participant,   or   their   agent's,  inquiries   and

                      requests; paper  and envelope  supplies for  letters,

                      notices,  and other  written  communications  sent to

                      Administrators and Participants, or their agents.

                b.    Print & Mail  House.  The cost  of internal and third

                      party  printing and  mail  house  services, including

                      printing of statements and reports.

                c.    Voice and  Data.   The cost  of equipment  (including

                      associated maintenance),  supplies and  services used

                      for  communicating to  and from the  Participants, or

                      their agents, the  Fund's transfer agent, other  Fund

                      offices, and other agents of either the Fund or  RPS.

                      These charges shall include:

                   o  telephone toll charges  (both incoming and  outgoing,

                      local, long distance and mailgrams); and

                   o  data  and  telephone lines  and associated  equipment

                      such   as   modems,   multiplexers,   and   facsimile

                      equipment.

             4.    Record  Retention.  The cost of maintenance and supplies

                   used  to  maintain,  microfilm,   copy,  record,  index,

                   display, retrieve, and store, in microfiche or microfilm

                   form, documents and records.

             5.    Disaster  Recovery.   The  cost of  services, equipment,

                   facilities  and  other   charges  necessary  to  provide

                   disaster recovery  for any  and all  services listed  in

                   this Agreement.

          D. Representations and Warranties of RPS

             RPS represents and warrants to the Fund that:

             1.    It  is a corporation duly  organized and existing and in

             good standing under the laws of Maryland.

             2.    It  is duly  qualified  to  carry  on  its  business  in

             Maryland.

             3.    It is empowered under applicable laws and by its charter

             and by-laws to enter into and perform this Agreement.

             4.    All requisite corporate  proceedings have been taken  to

             authorize it to enter into and perform this Agreement.

             5.    It has and will continue to have access to the necessary

             facilities, equipment and personnel to  perform its duties and obligations under this Agreement.























             6.    It  is  registered  with  the  Securities  and  Exchange

             Commission as a Transfer Agent pursuant to Section 17A of  the

             '34 Act.

          E. Representations and Warranties of the Fund

             The Fund represents and warrants to RPS that:

             1.    It is a corporation or business trust duly organized and

             existing and in good  standing under the laws of Maryland,  or

             Massachusetts, as the case may be.

             2.    It  is  empowered  under  applicable  laws  and  by  its

             Articles of  Incorporation or  Declaration  of  Trust, as  the

             case  may be,  and  By-Laws to  enter  into and  perform  this

             Agreement.

             3.    All   proceedings   required   by   said   Articles   of

             Incorporation  or Declaration  of Trust,  as the case  may be,

             and  By-Laws have been taken to authorize it to enter into and perform this Agreement.

             4.    It is an investment company registered under the Act.

             5.    A registration  statement  under the  Securities Act  of

             1933 ("the '33  Act") is  currently effective and will  remain effective, and  appropriate state  securities law  filing have been made and  will continue to  be made, with respect  to all shares of the Fund being offered for sale.

          F. Standard of Care/Indemnification



















             Notwithstanding anything to the contrary in this Agreement:

             1.     RPS shall  not be  liable to  the Fund  for any  act or

             failure  to act  by  it or  its  agents or  subcontractors  on behalf of the Fund in carrying or attempting  to carry out the terms
             and provisions  of this  Agreement provided RPS  has acted  in good faith  and without negligence  or willful  misconduct and selected  and monitored  the  performance  of  its agents  and subcontractors with reasonable care.

             2.    The Fund shall  indemnify and hold RPS harmless from and

             against  all  losses,  costs,  damages,  claims,  actions  and expenses, including  reasonable  expenses  for legal  counsel,

             incurred by RPS resulting from: (I) any action or omission  by

             RPS  or its  agents or  subcontractors  in the  performance of their  duties hereunder;  (ii)  RPS acting  upon  instructions believed by  it to  have been  executed by  a duly  authorized officer  of the  Fund; or  (iii) RPS  acting upon  information provided by the Fund in form  and under policies agreed  to by

             RPS  and  the  Fund.   RPS  shall  not  be  entitled  to  such

             indemnification   in   respect   of   actions   or   omissions

             constituting negligence or willful misconduct  of RPS or where





















             RPS  has  not  exercised  reasonable   care  in  selecting  or

             monitoring the performance of its agents or subcontractors.

             3.    Except  as provided in Article  K of this Agreement, RPS

             shall indemnify  and hold  harmless the Fund from  all losses,

             costs,  damages,  claims,   actions  and  expenses,  including

             reasonable expenses for legal counsel, incurred by the Fund resulting from negligence or willful misconduct of RPS or which result from RPS' failure to exercise reasonable care  in selecting  or monitoring  the  performance  of  its agents  or

             subcontractors.    The  Fund shall  not  be  entitled  to such

             indemnification   in   respect   of   actions   or   omissions

             constituting negligence or willful misconduct  of such Fund or its  agents  or  subcontractors;  unless  such  negligence  or misconduct is attributable to RPS.

             4.    In  determining RPS'  liability,  an  isolated error  or

             omission will normally not be  deemed to constitute negligence when it is determined that:

               o    RPS had in place "appropriate procedures".

               o    the employees responsible for the error or omission had

                    been  reasonably trained  and were  being appropriately

                    monitored; and





















               o    the error  or omission  did not  result from  wanton or

                    reckless conduct on the part of the employees.

               It is understood that RPS is not obligated to have  in place separate procedures to  prevent each  and every  conceivable

               type   of  error  or   omission.    The   term  "appropriate

               procedures"  shall  mean procedures  reasonably  designed to prevent and detect errors and omissions.  In determining the reasonableness of such  procedures, weight will be  given to such factors as are
               appropriate,  including the prior  occurrence of any similar errors or omissions when such  procedures were in place  and transfer agent  industry standards in  place at the  time of the occurrence.

               5.   In  the event  either party  is  unable to  perform its

               obligations under  the terms  of this  Agreement because  of acts of  God, strikes or other causes  reasonably beyond its control, such party  shall not be liable to  the other party for  any  loss,  cost, damage,  claims,  actions  or expense resulting from  such failure  to perform  or otherwise  from such causes.

               6.   In order that the indemnification provisions  contained

               in this Article F shall apply, upon the assertion of a claim for  which either  party may  be required  to indemnify  the other, the  party  seeking  indemnification  shall  promptly notify the other party of such assertion, and shall keep the

               other  party  advised  with  respect   to  all  developments

               concerning such  claim.   The party who  may be  required to

               indemnify  shall have  the option  to  participate with  the party  seeking indemnification in the defense of such claim,

               or to defend  against said claim in  its own name or  in the name of the other party.  The party seeking  indemnification shall in no case confess any claim or make any compromise in any case in which
               the other party may be  required to indemnify it except with the other party's prior written consent.

               7.   Neither  party to this Agreement shall be liable to the

               other party for consequential damages under any provision of this Agreement.

          G.   Dual Interests

               It  is  understood  that  some  person  or  persons  may  be directors, officers, or shareholders of both RPS and the Fund and that the existence of any such dual interest shall not affect the validity  of  this  Agreement or  of  any  transactions hereunder





















          except  as  otherwise   provided  by  a  specific   provision  of

          applicable law.

          H.   Documentation

               1.   As requested by RPS, the Fund shall promptly furnish to

          RPS the following:

                    a.   A   certified  copy  of  the   resolution  of  the

                         Directors/Trustees  of  the  Fund authorizing  the

                         appointment  of RPS and the execution and delivery

                         of this Agreement;

                    b.   A  copy  of   the  Articles  of  Incorporation  or

                         Declaration of Trust, as the case may  be, and By-

                         Laws of the Fund and all amendments thereto;

                    c.   Specimens  of  all forms  of  outstanding  and new

                         stock/share certificates in the  forms approved by

                         the Board of Directors/Trustees of the Fund with a

                         certificate of  the Secretary  of the  Fund as  to

                         such approval;

                    d.   All account application  forms and other documents

                         relating to shareholders' accounts;

                    e.   An opinion of counsel for the Fund with respect to

                         the  validity of the  stock, the number  of Shares

                         authorized, the status of redeemed Shares, and the

                         number   of  Shares  with   respect  to   which  a

                         Registration Statement  has been filed  and is  in

                         effect; and

                    f.   A copy of the Fund's current prospectus.

               The delivery  of any  such document for  the purpose  of any other  agreement to which  the Fund and  RPS are or  were parties shall  be  deemed  to  be  delivery  for  the  purposes  of  this

          Agreement.

               2.   As requested  by RPS, the  Fund will also  furnish from

                    time to time the following documents:

                    a.   Each resolution of the Board of Directors/Trustees

                         of  the Fund authorizing the original issue of its

                         shares;

                    b.   Each   Registration  Statement   filed   with  the

                         Securities and  Exchange Commission and amendments

                         and orders thereto  in effect with respect  to the

                         sale of shares with respect to the Fund;

                    c.   A certified copy of each amendment to the Articles

                         of Incorporation or Declaration of Trust, and  the

                         By-Laws of the Fund;

                    d.   Certified  copies of  each  vote of  the Board  of

                         Directors/Trustees  authorizing  officers  to give

                         instructions to the Fund;

                    e.   Specimens of all  new certificates  accompanied by

                         the  Board   of  Directors/Trustees'   resolutions

                         approving such forms;

                    f.   Such other documents or opinions which RPS, in its

                         discretion,  may   reasonably  deem  necessary  or

                         appropriate  in  the  proper  performance  of  its

                         duties; and

                    g.   Copies of new prospectuses issued.

               3.   RPS hereby agrees to establish and maintain  facilities

               and   procedures  reasonably  acceptable  to  the  Fund  for

               safekeeping   of  check   forms   and  facsimile   signature

               imprinting devices,  if any, and for the preparation or use,

               and for keeping account of, such forms and devices.

          I.   Recordkeeping/Confidentiality

               1.   RPS  shall keep records relating  to the services to be

               performed hereunder, in  the form and manner as  it may deem advisable, provided  that RPS shall keep all records in such form  and  in such  manner  as required  by  applicable law,

               including the Act and the '34 Act.

               2.   RPS  and  the  Fund  agree  that  all  books,  records,

               information and data pertaining to the business of the other party  which are  exchanged  or  received  pursuant  to  the negotiation  or the  carrying out  of  this Agreement  shall remain confidential, and shall not be  voluntarily disclosed to any other  person, except:  (a) after  prior notification to and approval in writing  by the other party hereto, which approval shall not be  unreasonably withheld and may  not be withheld where RPS  or the Fund may  be exposed to civil  or criminal  contempt proceedings  for failure  to comply;  (b)

               when  requested  to   divulge  such   information  by   duly

               constituted   governmental  authorities;   or      after  so

               requested by the other party hereto.

          J.   Ownership of Software and Related Material

               All  computer programs,  magnetic tapes,  written procedures and similar items purchased and/or developed and used by RPS in performance of the Agreement shall be the property of RPS and will not become the property of the Fund.

          K.   As Of Transactions

               For purposes of this Article K, the term "Transaction" shall mean  any  single  or "related  transaction"  (as  defined below)

          involving   the  purchase  or  redemption  of  shares  (including

          exchanges)  that are processed  at a time other  than the time of the  computation of  the Fund's  net asset  value per  share next computed after receipt of any such  transaction order by RPS.  If more than one Transaction ("Related Transaction") in the  Fund is caused by or occurs as a result of the same act or omission, such transactions shall be  aggregated with other transactions  in the

          Fund and be considered as one Transaction.

               1.   Reporting

                    RPS shall:

                    a.   Utilize a system to identify all Transactions, and

                         shall compute the net  effect of such Transactions

                         upon the Fund on  a daily, monthly and rolling 365

                         day  basis.   The  Monthly  and  rolling  365  day

                         periods   are    hereinafter   referred    to   as

                         ("Cumulative").























                    b.   Supply to the Fund,  from time to time as mutually

                         agreed upon, a report summarizing the Transactions

                         and the daily and Cumulative net effects of such

                         Transactions both in  terms of  aggregate dilution

                         and  loss   ("Dilution")  or   gain  and  negative

                         dilution   ("Gain") experienced  by the Fund,  and

                         the impact such Gain or Dilution has had  upon the

                         Fund's net asset value per share.

                    c.   With  respect  to  any  Transaction  which  causes

                         Dilution  to  the  Fund   of  $100,000  or   more,

                         immediately  provide   the  Fund:   (I)  a  report

                         identifying  the   Transaction  and  the  Dilution

                         resulting   therefrom,   (ii)   the  reason   such

                         Transaction was processed as described above, and

                         (iii) the  action that RPS has  or intends to take

                         to  prevent  the   reoccurrence  of  such   as  of

                         processing ("Report").

               2.   Liability

                    a.   It will be the  normal practice of the Fund not to

                         hold RPS  liable with  respect to any  Transaction

                         which causes Dilution  to any single Fund  of less

                         than $25,000.   RPS will, however, closely monitor



















                         for   each   Fund   the   daily   and   Cumulative

                         Gain/Dilution  which is caused by  Transactions of

                         less than  $25,000.  When  the Cumulative Dilution

                         to any Fund exceeds  3/10 of 1% per share, RPS, in

                         consultation
                       with counsel  to  the  Fund,  will  make  appropriate

                       inquiry  to  determine whether  it  should  take  any

                       remedial action.   RPS  will report to  the Board  of

                       Directors/Trustees   of  the   Fund   ("Board"),   as

                       appropriate, any action it has taken.

                    b.   Where  a  transaction causes  dilution  to a  Fund

                         greater  than  $25,000  and  less  than   $100,000

                         ("Significant Transaction"),  RPS will review with

                         Counsel to the  Fund the circumstances surrounding

                         the  underlying transaction  to  determine whether

                         the transaction  was caused  by or  occurred as  a

                         result of a negligent  act or omission by RPS.  If

                         it is determined  that the dilution is  the result

                         of a  negligent action or omission by RPS, RPS and

                         outside  counsel  for   the  Fund  will  negotiate

                         settlement.    All  such Significant  Transactions

                         will be  reported to  the Audit  Committee at  its



















                         annual  meeting   (unless  the   settlement  fully

                         compensates the Fund  for any dilution).   Any "as

                         of"  transaction,  however,  causing  dilution  in

                         excess of the lesser  of $100,000 or  a penny  per

                         share will be  promptly reported to the  Board and

                         resolved at the next scheduled Board

                         Meeting.  Settlement   for  "as  of"  transactions

                         causing dilution of  $100,000 or more will  not be

                         entered into  until approved  by the  Board.   The

                         factors the Board  or the Funds would  be expected

                         to consider in  making any determination regarding

                         the settlement of a Significant Transaction  would

                         include but not be limited to:

                       I.     Procedures  and controls  adopted  by RPS  to

                              prevent As Of processing;

                       ii.    Whether  such  procedures and  controls  were

                              being followed at the time of the Significant

                              Transaction;

                       iii.   The  absolute  and  relative  volume  of  all

                              transactions processed by RPS  on the day  of

                              the Significant Transaction;





















                       iv.    The number  of Transactions processed  by RPS

                              during prior  relevant periods,  and the  net

                              Dilution/Gain  as  a   result  of  all   such

                              transactions  to  the Fund  and to  all other

                              Price Funds; and

                       v.     The prior response of  RPS to recommendations

                              made  by the  Funds regarding  improvement to

                              theTransfer Agent'sAsOf ProcessingProcedures.

               c.   In  determining  RPS'  liability  with   respect  to  a

          Significant  Transaction,  an  isolated  error  or omission  will normally  not  be  deemed  to constitute  negligence  when  it is determined that:

                    o  RPS had in place "appropriate procedures".

                    o  the employees responsible  for the error or  omission

                       had   been   reasonably   trained   and   were  being

                       appropriately monitored; and

                    o  the error or  omission did not result from wanton  or

                       reckless conduct on the part of the employees.

                    It is understood  that RPS is not obligated  to have in

                    place  separate procedures  to prevent  each  and every

                    conceivable  type of  error  or  omission.    The  term

                    "appropriate   procedures"   shall    mean   procedures



















                    reasonably designed  to prevent  and detect errors  and

                    omissions.   In determining the reasonableness  of such

                    procedures, weight will be given to such factors as are

                    appropriate,  including  the  prior occurrence  of  any

                    similar  errors or omissions  when such procedures were

                    in place and transfer agent industry standards in place

                    at the time of the occurrence.

          L.   Term and Termination of Agreement

               1.   This Agreement shall  run for a period of  one (1) year

               from the date  first written above and will  be renewed from year to year thereafter unless terminated by either party as provided hereunder.

               2.   This  Agreement may be terminated by the Funds upon one

               hundred twenty  (120) days'  written notice  to RPS;  and by

               RPS,  upon  three  hundred sixty-five  (365)  days'  writing notice to the Fund.

               3.   Upon termination hereof, the Fund shall pay to RPS such

               compensation  as  may  be  due   as  of  the  date  of  such

               termination, and shall  likewise reimburse for out-of-pocket expenses related to its services hereunder.

          M.   Notice

               Any   notice  as  required   by  this  Agreement   shall  be

          sufficiently given (I)  when sent to an authorized  person of the other party at  the address of such  party set forth above  or at such other address as such party may from time to time specify in writing to the other  party; or (ii) as otherwise  agreed upon by appropriate officers of the parties hereto.

          N.   Assignment























               Neither  this   Agreement  nor  any  rights  or  obligations

          hereunder may be assigned either voluntarily or involuntarily, by operation
          of law  or otherwise, by  either party without the  prior written consent of the other party

          O.   Amendment/Interpretive Provisions

               The  parties  by  mutual written  agreement  may  amend this

          Agreement  at any  time.   In  addition, in  connection with  the

          operation of this Agreement, RPS and the Fund may agree from time to time  on such provisions interpretive of or in addition to the provisions of  this Agreement  as may in  their joint  opinion be

          consistent with  the general tenor  of this Agreement.   Any such

          interpretive or additional  provisions are  to be  signed by  all

          parties  and  annexed   hereto,  but  no  such   provision  shall

          contravene any applicable federal or  state law or regulation and no such  interpretive or additional provision shall  be deemed to be an amendment of this Agreement.

          P.   Further Assurances

               Each  party agrees to perform  such further acts and execute such  further  documents  as  are  necessary  to  effectuate  the purposes hereof.

          Q.   Maryland Law to Apply



















               This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of Maryland.

          R.   Merger of Agreement

               This Agreement,  including the  attached Schedule  supersede any prior agreement with respect  to the subject hereof,  whether oral or written.

          S.   Counterparts

               This Agreement may be executed  by the parties hereto on any number  of counterparts,  and  all  of  said  counterparts  taken

          together  shall  be  deemed  to  constitute  one  and  the   same

          instruments.

          T.   The Parties

               All references herein to "the Fund" are to each of the Funds listed  on Appendix A  individually, as  if  this Agreement  were

          between such individual  Fund and RPS.   In the case of  a series

          Fund or trust, all references to "the Fund" are to the individual series  or portfolio of  such fund or  trust, or to  such Fund or trust  on  behalf  of  the individual  series  or  portfolio,  as appropriate.  Any  reference in this  Agreement to "the  parties"

          shall  mean RPS and  such other individual  Fund as  to which the matter pertains.  The "Fund" also includes any T. Rowe Price Fund which may be established after the date of this Agreement.

               Any reference in this Agreement to "the  parties" shall mean the Funds and RPS.

          U.   Directors,  Trustees  and   Shareholders  and  Massachusetts

          Business Trust

               It  is understood and  is expressly stipulated  that neither the holders of shares  in the Fund nor any Directors  or Trustees

          of the Fund  shall be personally liable hereunder.   With respect

          to any  Fund which  is a  party to  this Agreement  and which  is organized  as a  Massachusetts business  trust,  the term  "Fund"

          means  and refers to the trustees from time to time serving under the applicable  trust agreement  (Declaration of  Trust) of  such

          Trust as  the same  may be  amended  from time  to time.   It  is

          expressly agreed that the obligations of any such Trust hereunder shall not  be  binding upon  any of  the trustees,  shareholders,

          nominees, officers, agents or employees of the Trust, personally,

          but bind only the trust property of the Trust, as provided in the

          Declaration of Trust of the Trust.  The execution and delivery of this Agreement has been authorized  by the trustees and signed by an authorized officer  of the Trust, acting as  such, and neither such  authorization by  such  Trustees  nor  such  execution  and delivery by such officer shall be deemed to have been made by any of them, but shall  bind only the trust property of  the Trust as provided in its Declaration of Trust.

          V.   Captions

               The captions in  the Agreement are included  for convenience of  reference only  and in  no  way define  or limit  any  of the provisions  hereof  or  otherwise  affect  their construction  or effect.

               IN  WITNESS WHEREOF,  the parties  hereto  have caused  this

          Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers.


          T. ROWE PRICE RETIREMENT PLAN    T. ROWE PRICE FUNDS
          SERVICES, INC.

            /s/Charles E. Vieth              /s/Carmen F. Deyesu
          BY: _________________________    BY:__________________________

          DATED: ______________________    DATED:_______________________








































          PAGE 33
                                      APPENDIX A



                         T. ROWE PRICE BALANCED FUND, INC.

                         T. ROWE PRICE BLUE CHIP GROWTH FUND, INC.

                         T. ROWE PRICE CAPITAL APPRECIATION FUND

                         T. ROWE PRICE CAPITAL OPPORTUNITY FUND, INC.

                         T. ROWE PRICE CORPORATE INCOME FUND, INC.

                         T. ROWE PRICE DIVIDEND GROWTH FUND, INC.

                         T. ROWE PRICE EQUITY INCOME FUND

                         T. ROWE PRICE FINANCIAL SERVICES FUND, INC.

                         T. ROWE PRICE GNMA FUND

                         T. ROWE PRICE GROWTH & INCOME FUND, INC.

                         T. ROWE PRICE GROWTH STOCK FUND, INC.

                         T. ROWE PRICE HEALTH SCIENCES FUND, INC.

                         T. ROWE PRICE HIGH YIELD FUND, INC.

                         T. ROWE PRICE INDEX TRUST, INC.
                         T. Rowe Price Equity Index Fund

                         INSTITUTIONAL EQUITY FUNDS, INC.
                         Mid-Cap Equity Growth Fund

                         INSTITUTIONAL INTERNATIONAL FUNDS, INC.
                         Foreign Equity Fund



























          PAGE 34
                         T. ROWE PRICE INTERNATIONAL FUNDS, INC.
                         T. Rowe Price International Bond Fund
                         T. Rowe Price International Discovery Fund
                         T. Rowe Price International Stock Fund
                         T. Rowe Price European Stock Fund
                         T. Rowe Price New Asia Fund
                         T. Rowe Price Global Government Bond Fund
                         T. Rowe Price Japan Fund
                         T. Rowe Price Latin America Fund
                         T. Rowe Price Emerging Markets Bond Fund
                         T. Rowe Price Emerging Markets Stock Fund
                         T. Rowe Price Global Stock Fund

                         T. ROWE PRICE MID-CAP GROWTH FUND, INC.

                         T. ROWE PRICE MID-CAP VALUE FUND, INC.

                         T. ROWE PRICE OTC FUND, INC.

                         T. ROWE PRICE OTC FUND

                         T. ROWE PRICE NEW AMERICA GROWTH FUND

                         T. ROWE PRICE NEW ERA FUND, INC.

                         T. ROWE PRICE NEW HORIZONS FUNDS, INC.

                         T. ROWE PRICE NEW INCOME FUND, INC.

                         T. ROWE PRICE PERSONAL STRATEGY FUNDS, INC.
                         T. Rowe Price Personal Strategy Balanced Fund
                         T. Rowe Price Personal Strategy Growth Fund
                         T. Rowe Price Personal Strategy Income Fund

                         T. ROWE PRICE PRIME RESERVE FUND, INC.

                         T. ROWE PRICE SCIENCE & TECHNOLOGY FUND, INC.

                         T. ROWE PRICE SHORT-TERM BOND FUND, INC.

                         T.  ROWE PRICE  SHORT-TERM  U.S. GOVERNMENT  FUND,
          INC.

                         T. ROWE PRICE SMALL-CAP VALUE FUND, INC.





















          PAGE 35
                         T. ROWE PRICE SPECTRUM FUND, INC.
                         Spectrum Growth Fund
                         Spectrum Income Fund
                         Spectrum International Fund

                         T. ROWE PRICE VALUE FUND, INC.

                         T. ROWE PRICE U.S. TREASURY FUNDS, INC.
                         U.S. Treasury Intermediate Fund
                         U.S. Treasury Long-Term Fund
                         U.S. Treasury Money Fund

                         T. ROWE PRICE SUMMIT FUNDS, INC.
                         T. Rowe Price Summit Cash Reserves Fund
                         T. Rowe Price Summit Limited-Term Bond Fund
                         T. Rowe Price Summit GNMA Fund

                         T. ROWE PRICE VALUE FUND, INC.